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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 MARCH 19, 2007
                Date of Report (Date of earliest event reported)


                              DUJOUR PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


              NEVADA                   000-52419            77-0643398
   (State or other Jurisdiction    (Commission File        (IRS Employer
         of incorporation)           File  Number)       Identification No.)


                 WEST 2809 LONGFELLOW, SPOKANE, WASHINGTON 99205
                    (Address of principal executive offices)

                                 (604) 761-1248
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  5.02.  ELECTION OF DIRECTORS OR APPOINTMENT OF CERTAIN OFFICERS

         Effective March 19, 2007, Mr. J. Douglas Brown was appointed as a Director of Dujour Products, Inc. (the "Company"). In addition to his position on our Board of Directors, Mr. Brown is expected to serve as a member of the Company's Audit Committee once its formation is finalized.

         J. Douglas Brown has 35 years investment banking experience and holds a law degree from Edinburgh University. During the period from 1982 to 1997, Mr. Brown served with Citigroup and Banque Indosuez focusing on transactions related to the Middle East. Since 1997, he has actively participated in the creation and management of hedge fund opportunities. The Company believes Mr. Brown's financial and investment expertise will be a significant asset to its operations.

         Mr. Brown currently owns 100,000 equity investment units in the Company, each consisting of one share of our restricted common stock and one stock purchase warrant entitling the purchase one share of our common stock at a price of $1.75 until March 2, 2009. These investment units were purchased by Mr. Brown at a price of $1.00 each ($100,000) in a private transaction with the Company on March 2, 2007.

         On March 20, 2007, the Company issued a press release in connection with Mr. Brown's appointment. A copy of that press release is attached hereto as
Exhibit 99.1


ITEM  9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.   Description

99.1          Press Release Dated March 21, 2007


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DUJOUR PRODUCTS, INC.

Date:  March 21, 2007
                                           By:  /s/ Adrian Crimeni
                                           -----------------------------
                                           Adrian Crimeni
                                           Chief Executive Officer










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